SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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NUTRIBAND INC.

(Name of Registrant as Specified in Its Charter)

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NUTRIBAND INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 27, 2018

Oviedo, Florida

June 12, 2018

The Annual Meeting of Stockholders (the “Annual Meeting”) of Nutriband Inc., a Nevada corporation (the “Company”), will be held at the Citrus Club, 255 S Orange Ave., Suite 1800, Orlando, FL 32801, on Friday, July 27, 2018, at 12:00 P.M. (local time) for the following purposes:

1. To elect five directors to the Corporation’s Board of Directors, each to hold office for a one-year term, and until his or her successor is elected and qualified or until his or her earlier resignation or removal; and

2. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business, including the nominees for directors, are more fully described in the Information Statement which is attached and made a part of this Notice.

The Board of Directors has fixed the close of business on Friday, June 8, 2018, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Shares of Common Stock can be voted at the meeting only if the holder is present at the meeting in person or by valid proxy. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

All stockholders are cordially invited to attend the Annual Meeting in person.

By Order of the Board of Directors,

/s/ Gareth Sheridan
Chief Executive Officer

NUTRIBAND INC.

309 Celtic Court

Oviedo, Florida 32765

INFORMATION STATEMENT

GENERAL

This Information Statement is furnished by the Board of Directors (the “Board”) of Nutriband Inc., a Nevada corporation (the “Company”), in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Citrus Club, 255 S Orange Ave., Suite 1800, Orlando, Florida, on Friday, July 27, 2018, at 12:00 P.M. (local time), and any adjournment or postponement thereof.

At such meeting, stockholders will consider and act upon a proposal to elect five directors.

You are entitled to vote at the Annual Meeting if you owned shares of the Company’s Common Stock as of the close of business on the Record Date, June 8, 2018. You will be entitled to cast one vote for each share of Common Stock that you owned as of that time. As of that date, we had 21,429,100 shares of Common Stock outstanding.

Stockholders who own in excess of 50% of the Company’s outstanding Common Stock have advised us that they intend to vote for the election of Directors.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

You should rely only on the information or representations provided in or referred to in this Information Statement. The Company has not authorized anyone else to provide you with information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the cover page of this document.

Determination of whether a matter specified in the Notice of Annual Meeting of Stockholders has been approved will be determined as follows.

As to the election of directors, those persons will be elected directors who receive a plurality of the votes cast at the Annual Meeting in person or by proxy and entitled to vote on the election. Accordingly, abstentions or directions to withhold authority will have no effect on the outcome of the vote.

Abstentions will be considered shares present in person or by proxy and entitled to vote and, therefore, will have the effect of a vote against the matter. Broker non-votes will be considered shares not present for this purpose and will have no effect on the outcome of the vote. Directions to withhold authority to vote for directors, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for the Annual Meeting.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

At the Annual Meeting, the stockholders will elect five (5) directors to serve one year terms or until their respective successors are elected and qualified. The persons listed below have been approved by the Board for inclusion in this Notice as nominees who will be considered election as directors at the Annual Meeting. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

Assuming a quorum is present, the five (5) nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year.

Name	Age	Position

Gareth Sheridan	28	Chief Executive Officer and Director

Vitalie Botgros	45	Chairman of the Board and Director

Serguei Melnik	45	Chief Financial Officer and Director

Ray Kalmar	50	Chief Innovations Officer and Director

Paul Murphy	51	Chief Operations Officer and Director

The following information with respect to the principal occupation or employment of each nominee for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominee’s business experience during the past five years, has been furnished to the Company by the respective director nominees:

Gareth Sheridan

Gareth Sheridan is an award-winning entrepreneur, businessman and founder of Nutriband Inc. Mr. Sheridan currently sits as CEO of Nutriband Inc.

Mr. Sheridan was Ireland’s ‘Young Entrepreneur of the Year’ in 2014 for establishing Nutriband Ltd. And with it Nutriband was awarded Ireland’s ‘Best New Product 2014’. Mr. Sheridan has further business awards from S. Dublin’s Best Young Entrepreneur and S. Dublin’s Best Startup Company.

Mr. Sheridan has also worked as a Business Mentor with 100 Minds, a social enterprise founded in 2013, that brings together some of Ireland’s top college students and connects them with one cause to achieve large charitable goals in a short space of time.

Mr. Sheridan is also a past Nissan Generation Next Ambassador, receiving the acknowledgement in 2015 by Nissan Ireland as one of Ireland’s future generational leaders.

Mr. Sheridan received a B.Sc. in Business and Management from Dublin Institute of Technology in 2012. Where he concentrated on international economics, venture creation and entrepreneurship

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Vitalie Botgros

Mr. Botgros has served as chairman since January 14, 2016. Mr. Botgros, from 2007 to the present, has been the CEO and shareholder of MJet GmbH, Schwechat, Austria, which specializes in executive business jets management and operations, providing also aviation consulting.  Prior to founding MJet, Mr. Vitalie held specialized positions involving financial management for airline executives, marketing and sales.  Previous positions included project manager and advisor to Group CFO, Transmasholding, Russia, from 2005 to 2006, and a VP Finance and shareholder of Moldavian Airlines SA and Carpathair SA from 1995 to 2004. He is fluent in both Russian and English. Mr. Botgros attended the State University of the Republic of Moldova from 1990 to 1995, graduating with a degree in law in 1995. Mr. Botgros brings extensive knowledge of international business and business operations and networks. He is the founder and CEO of a charter jets company of 150 employees based in Vienna, Austria, with clients and business contacts are in many countries, all over the world. We feel that Mr. Botgros is an asset on our Board and may be able to directly to assist the Company in our business in the future.

Serguei Melnik

Mr. Melnik has been involved in general business consulting for companies in the U.S. financial markets and setting up the legal and financial framework for operations of foreign companies in the U.S. During the last 5 years, Mr. Melnik, through his consulting company Wolf Blitz Inc. consulted on multiple international trade deals with the clients from Ecuador, Ukraine, Moldova, and Romania. Mr. Melnik advised UNR Holdings, Inc. with regard to the initiation of the trading of its stock in the over-the-counter markets in the U.S. From February 2003 to May 2005 he was the Chief Operations Officer and a Board member of Asconi Corporation, Winter Park, Florida, with regard to restructuring the company and listing it on the American Stock Exchange.  Mr. Melnik from June 1995 to December 1996 was a lawyer in the Department of Foreign Affairs, JSC Bank “Inteprinzbanca”, Chisinau, Moldova, and prior thereto practiced law in Moldova in various positions. Mr. Melnik is fluent in Russian, Romanian, English and Spanish.

Ray Kalmar

Ray Kalmar is the Chief Innovation Officer of Nutriband Inc. and Global Head of Pharmaceutical Development and Bio-Medicines. Before he joined Nutriband in April 2017, he had most recently served as Founder and CEO of Advanced Health Brands Corporation.

Ray served in the United States Air Force for 12 Years, 8 years in Air Force Special Ops and 4 years as a combat medic, completing two tours in Iraq during his service. He stays active in the veteran community by volunteering with Team Red, White and Blue and Team Rubicon.

Ray worked at Schering-Plough and Merck from 1999 to 2009 in sales and marketing roles, and he later held a series of increasingly responsible roles at Merck, Harvard Drug and Letco Medical. He has over 18 years experience in pharmaceuticals, bulk chemicals and pharmacogenetics. His primary focuses have been cardiovascular disease, pulmonary disease and infectious disease.

He earned a Bachelor of Science degree from the University of Central Florida as well as a Certificate from MIT in Molecular Biology: DNA Replication and Repair and a Certificate from Harvard University in Biochemistry.

Paul Murphy

Paul Murphy has over ten years’ experience in the Bulk Chemical Compounding market.  He was the Regional Sales Manager within the territories of Michigan, Indiana, Ohio, Illinois, Wisconsin, Tennessee and Kentucky for over 5 years.  Mr. Murphy has over ten years’ experience as a CAD cleanroom specialist with consulting knowledge in USP 795, USP 797 and USP 800 compounding regulation.  He also has 5 years’ experience within the Outsourcing Facility (503B) market and specializes in cGMP guidelines for manufacturing.  He has a further 4 years consulting experience within the compounding market and 4 years orthopedic surgery experience.  Mr. Murphy received Bachelor of Science, Marketing at Central Michigan University.

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MANAGEMENT

Our officers and directors are as follows:

Name	Age	Positions and Offices Held
Gareth Sheridan	28	Chief Executive Officer and Director
Vitalie Botgros	45	Chairman of the Board and Director
Serguei Melnik	45	Chief Financial Officer and Director
Sean Gallagher	55	Company President and Director
Ray Kalmar	50	Chief Innovation Officer and Director
Paul Murphy	51	Chief Operations Officer and Director
Alan Smith	53	Head of 4P Therapeutics and Clinical Development
Patrick Ryan	32	Chief Technical Officer
Laura Fillman	49	VP Finance
Steve Damon	61	Director

[Please refer to the biographies of Messrs. Sheridan, Mr. Botgros, Mr. Melnik, Kalmar and Murphy above under the Caption “Election of Directors” above.]

Sean Gallagher

Mr. Gallagher was appointed Nutriband President on Feburary 13, 2018 per 8K. Sean Gallagher is an experienced businessman, an inspiring speaker & a highly regarded business writer. He also stood, as an Independent Candidate, and was runner up, in the 2011 Irish Presidential Election. Sean’s notable business ventures include co-founding and serving as CEO of Clyde Real Estate, Pharmaceutical Directorships and co-founding Ireland’s largest home technology company, Smarthomes. Sean has also served as an investor in a popular TV show, Dragon’s Den which is Ireland and UK’s version of popular US TV show Shark tank.

Sean qualified with an MBA from the University of Ulster and previously worked with one of Ireland’s Enterprise Agencies and has, over the past 20 years, trained and mentored hundreds of emerging entrepreneurs. He has also served on a number of Irish State Boards including the National Training and Employment Agency (FAS), the North South Trade Body (InterTrade Ireland) and was Chair of the State owned Drogheda Port Company.

Patrick Ryan

Patrick Ryan joined the Nutriband team in February 2018. Coming from an Engineering background, and having worked in the tech industry for 8 years, Paddy brings a fresh perspective and understanding to our team.   As CTO, Patrick is responsible for Nutriband’s technology strategy and plays a key role in leading new initiatives.

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Laura Fillman

Ms. Fillman, was appointed VP Finance in January 2018. Ms. Fillman is a finance and commercial executive with 25+ years’ experience. Her experience includes treasury, finance, investments, business development and contract negotiation. In finance, Ms. Fillman worked extensively with Wall Street and investor relations. Specific areas of responsibility have included establishing a credit facility, trading derivatives, managing investment portfolios, managing liquidity and capital structure, developing budgets, and repatriating foreign earnings. While in finance, Ms. Fillman traveled internationally as part of an M&A team.   As a contracts negotiator, Ms. Fillman has negotiated contracts for Fortune 100 companies in a multitude of industries and geographies.  She has led cross-functional teams in deal analysis and strategy development for a variety of agreement-types, including global service agreements, royalty agreements and joint ventures.   Ms. Fillman has an MBA in Finance and a BA with honors in economics.

Alan Smith, Ph.D.

Alan Smith, Ph.D., co-founded 4P Therapeutics in 2011 and serves as Vice President, Clinical, Regulatory, Quality, and Operations. Previously, he was with Altea Therapeutics, most recently serving as Vice President, Product Development and Head of Clinical R&D, Regulatory Affairs, and Project Management. At Altea, he led major research and development programs with pharmaceutical companies such as Eli Lilly, Amylin, Hospira, Elan, and Novartis. He joined Altea as one of the first employees and spent 12 years growing its multidisciplinary drug delivery research and development organization. Dr. Smith has 20 years of experience in the research and development of drug and biologic delivery systems, diagnostics and medical devices for treatment and management of diabetes, chronic pain and cardiovascular disease. Prior to joining Altea Therapeutics, he led the development of transdermal glucose monitoring systems at SpectRx, Inc., a publicly traded noninvasive diagnostics company. Dr. Smith received Ph.D. and M.S. degrees in Biomedical Engineering from Rutgers University and the University of Medicine and Dentistry of New Jersey. He currently serves on the Editorial Advisory Board of Expert Opinion on Drug Delivery.

Steven P. Damon

Steve Damon, founder of 4P Therapeutics, has over 20 years of experience with various business roles in the medical and pharmaceutical industries. Before founding 4P Therapeutics, Steve led the Business Development team at Altea Therapeutics as the company’s Senior Vice President of Business Development. He was responsible for executing several key partnerships with various pharmaceutical companies for Altea’s novel transdermal patch technology, bringing over $45 million of non-dilutive financing into Altea Therapeutics. Also, Steve currently serves on the board of directors for Georgia BIO. Prior to joining Altea Therapeutics, Steven Damon was at Durect Corporation in Cupertino, Ca, where in addition to completing product partnership agreements, he was was responsible for other commercial activities including the Alzet brand drug delivery pumps and was President of a wholly owned subsidiary - Absorbable Polymers International. He was previously at Kimberly-Clark Healthcare, with lead responsibilities for commercial development of the healthcare business in Europe and key responsibilities for a number of major acquisition deals.

EMPLOYMENT AGREEMENTS

At this time, we have no employment agreements in effect with any of our executives or employees.

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MANAGEMENT COMPENSATION

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (b)	All Other Compensation i. (i)	Total ($) (i)
Gareth Sheridan, CEO	2018	0							0
	2017	$5,310							$5,310
Serguei Melnik	2018	0							0
	2017	$5,000							$5,000
Ray Kalmar	2018	0							0
Paul Murphy	2018	0							0

The Company has no stock option or other executive compensation plans. The Company does not compensate its directors separately for services performed in their capacity as directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of June 8, 2018, the ownership of our common stock by each person known by us to be the beneficial owner of five percent or more of the Company’s voting stock, by the founders of the Company and all directors individually and by all directors and officers of the Company as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown. As of June 8, 2018 there were 21,429,100 shares of common stock were issued and outstanding, reflecting the 5-for-1 forward split in the outstanding common stock effective May 12, 2016 and 7,000,000 shares returned by the CEO to the authorized unissued.

	Number of Shares Owned Beneficially	Ownership Percentage of Class
Gareth Sheridan 1 Minnowbrook Terenure Road West Dublin 6W, Ireland.	6,000,000	28.00%
Serguei Melnik 309 Celtic Ct. Oviedo, FL, 32765	2,550,000	11.90%
Vitalie Botgros Dacia 42, Ap.20 Chisinau, Moldova	3,000,000	14.00%
Ray Kalmar	2,100,000	9.80%
Paul Murphy	2,100,000	9.80%
All directors and officers as a group	15,750,000	73.50%

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of January 31, 2018 and 2017, Ann Sheridan, mother of the Chief Executive Officer and a Director of Nutriband Limited (Ireland), advanced the Company $10,230 and $8,888, respectively, for operating capital. The advance is interest free and due on demand.

During the year ended January 31, 2018, the Chief Financial Officer advanced $8,250 to the Company, of which $8,250 was repaid. Additionally, the Company has amounts due to its CFO of $4,000 and $-0- for reimbursement of various operating expenses paid by him on behalf of the Company.Director

Independence

Two of our director nominees are executive officers of the Company and would not be classified as “independent” under the rules of the SEC and The New York Stock Exchange. Our board of directors has also determined that Vitalie Botgros is not “independent” within the meaning of the applicable rules of the SEC and The New York Stock Exchange.

INDEPENDENT AUDITORS

The following table presents fees billed for audit services and other services provided during fiscal years 2018 and 2017 by Sadler, Gibb & Associates, LLC for the audit of the Company’s 2018 and 2017 fiscal years.

	2018	2017
Audit Fees	$18,023	$15,000
Audit-related Fees
Tax Fees
All Other Fees
Total Fees	$18,023	$15,000

Audit Fees

Audit fees were for professional services rendered for the audit of our annual financial statements, the review of the financial statements, services in connection with our statutory and regulatory filings for the fiscal years ended 2018 and 2017.

Audit-Related Fees

Audit related fees were for assurance and related services rendered that are reasonably related to the audit and reviews of our financial statements for the fiscal years ended 2018 and 2017, exclusive of the fees disclosed as Audit Fees above. These fees include assistance with registration statements and consents not performed directly in connection with audits.

All Other Fees

We did not incur fees for any services, other than the fees disclosed above relating to audit and audit-related services, rendered during the fiscal years ended 2018 and 2017.

Audit Services. Audit services include the annual financial statement audit and other procedures required to be performed by the independent auditor to be able to form an opinion on our financial statements.

Audit-Related Services. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements which historically have been provided to us by the independent auditor and are consistent with the SEC’s rules on auditor independence.

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All Other Services. Other services are services provided by the independent auditor that do not fall within the established audit, audit-related and tax services categories.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

Proposals of stockholders intended to be presented at next year’s Annual Meeting of Stockholders must be received by Gareth Sheridan, Chief Executive Officer, Nutriband Inc., 309 Celtic Court, Oviedo, Florida 32765, on or before December 1, 2018.

APPENDIX - FORM 10-K

The Company’s Form 10-K for the fiscal year ended January 31, 2018, containing all financial statements is attached to this information statement as an Appendix.

FINANCIAL INFORMATION - INCORPORATED BY REFERENCE

The Company’s report on Form 10-Q for its first fiscal quarter, the three months ended April 30, 2018, expected to be filed prior to the Annual Meeting, is incorporated herein by reference.

AVAILABILITY OF CERTAIN DOCUMENTS REFERRED TO HEREIN

THIS INFORMATION STATEMENT AND THE APPENDIX HERETO REFER TO CERTAIN DOCUMENTS OF THE COMPANY THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS INFORMATION STATEMENT IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, WITHOUT CHARGE, DIRECTED TO GARETH SHERIDAN, CHIEF EXECUTIVE OFFICER, NUTRIBAND INC., 309 CELTIC COURT, OVIEDO, FLORIDA, 32765, TELEPHONE NUMBER (385) 881-3385. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, SUCH REQUESTS SHOULD BE MADE BY JULY 6, 2018.

OTHER MATTERS

The Board of Directors is not aware of any other business which will come before the Annual Meeting.

By Order of the Board of Directors,
/s/ Gareth Sheridan
Oviedo, Florida	Chief Executive Officer
June 12, 2018

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